Exhibit 99(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement No. 333-154880 on Form N-2 of our report for The Cushing MLP Total Return Fund (the “Fund”) dated January 16, 2009 relating to the financial statements and financial highlights of the Fund, appearing in the Annual Report to Shareholders for the fiscal year ended November 30, 2008, and to the reference to us under the heading “Independent Registered Public Accounting Firm.”
Dallas, Texas
March 25, 2009